SCHEDULE 14A INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
	Act of 1934

Filed by the Registrant  |X|
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Check the appropriate box:
| |	Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
|X|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        TelVue Corporation
                        ------------------
        (Name of Registrant as Specified In Its Charter)
------------------------------------------------------------------------------

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.
|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	(5)  Total fee paid:

|_|	Fee paid previously with preliminary materials.
|_|	Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

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	(4)	Date Filed:

                              TELVUE CORPORATION
                        16000 HORIZON WAY, SUITE 500
                             MT. LAUREL, NJ  08054
                                (856) 273-8888


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AT 10:00 A.M.,
                               June 14, 2001

TO THE STOCKHOLDERS OF TELVUE CORPORATION:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of the Stockholders of TelVue Corporation, a Delaware corporation ("TelVue"), will be held at the executive offices of TelVue located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 on June 14, 2001 at 10:00 A.M. for consideration of and action upon the following matters:

I.     	Election of five (5) directors to hold office for the ensuing year and until their successors have been duly elected and qualified; and

II.     Such other matters as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on May 11, 2001 as the record date for determination of holders of Common Stock of TelVue entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of stockholders and their stockholdings as of such record date will be available to all stockholders at the time and place of this meeting.

THE ACCOMPANYING FORM OF PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF TELVUE.

STOCKHOLDERS (WHETHER THEY OWN ONE OR MANY SHARES AND WHETHER THEY
EXPECT TO ATTEND THE ANNUAL MEETING OR NOT) ARE REQUESTED TO VOTE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE (a) BY NOTIFYING THE SECRETARY OF TELVUE IN WRITING, (b) BY DELIVERING A DULY EXECUTED PROXY BEARING A LATER DATE, OR (c) BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.


BY ORDER OF THE BOARD OF DIRECTORS:


Irene A. DeZwaan, Secretary
May 14, 2001

                                TELVUE CORPORATION
                           16000 HORIZON WAY, SUITE 500
                              MT. LAUREL, NJ  08054
                                  (856) 273-8888

                               DATED May 14, 2001

                                 PROXY STATEMENT

   	This Proxy Statement is furnished with the attached Notice of Annual Meeting and with the accompanying proxy on or about May 14, 2001, to each stockholder of record of TelVue Corporation ("TelVue") at the close of business on May 11, 2001 ("Record Date"), in connection with the solicitation of proxies by the Board of Directors to be voted at the Annual Meeting of Stockholders of TelVue to be held on June 14, 2001 at 10:00 A.M. at the executive offices of TelVue, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey 08054, and at any adjournment or adjournments thereof for the purposes stated below. The form of Proxy is enclosed.

                               REVOCABILITY OF PROXY

   	Subject to the conditions set forth elsewhere in this Proxy Statement, the shares represented by each executed Proxy will be voted at the Annual Meeting in accordance with the instructions given. If no instruction is given on the Proxy, the Proxy will be voted FOR the Board's nominees for director, and FOR any other matter properly presented for a vote at the meeting.

   	Any Proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by notifying the Secretary of TelVue in writing, by delivering a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

                           DISSENTER'S RIGHT OF APPRAISAL

   	The matters submitted to the stockholders for their approval will not give rise to dissenter's appraisal rights under Delaware law.

                           PERSONS MAKING THE SOLICITATION

   	The accompanying Proxy is being solicited on behalf of the Board of Directors of TelVue. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of TelVue, none of whom will receive any additional compensation in connection with such solicitation. The expense of the solicitation of the Proxies for the Annual Meeting will be borne by TelVue. TelVue will request banks, brokers and other nominees to forward proxy materials to beneficial owners of stock held by them and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   	Only stockholders of record as of the close of business on the Record Date will be entitled to vote on all matters presented for vote at the Annual Meeting. At the close of business on the Record Date, the total number of shares of TelVue's Common Stock outstanding was 24,721,583 shares. Each share of Common Stock will be entitled to either one vote per share or ten votes per share on all business to come before the Annual Meeting, as described below. In addition, on the Record Date there also were 3,518,694 shares of TelVue's Preferred Stock outstanding. The
Preferred Stock does not have any voting rights until it is converted into Common Stock. The Preferred Stock is convertible at any time at the election of the holder into Common Stock at 6.667 shares of Common Stock for each share of Preferred Stock. At the Record Date, no shares of Preferred Stock had been converted into shares of Common Stock. The holders of a majority of the outstanding shares of each class entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If a broker that is a record holder of common stock does not return a signed proxy, the shares of common stock represented by such proxy will not be considered present at the meeting and will not be counted toward establishing a quorum. If a broker that is a record holder of common stock does return a signed proxy, but is not authorized to vote on one or more matters, each such vote being a broker non-vote, the shares of common stock represented by such proxy will be considered present at the meeting for purposes of determining the presence of a quorum. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

   	Article 17(f) of the Certificate of Incorporation provides that any shares of Common Stock not owned beneficially for two years or not received in the course of the original spin-off of TelVue from Science Dynamics Corporation, cannot be voted at their full voting power of ten votes per share unless the Board shall determine that the same were acquired neither for purposes adverse to the best interests of stockholders nor for purposes of disrupting the normal course of operations of TelVue. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the Annual Meeting to the Secretary of TelVue at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054.

Security Ownership of Certain Beneficial Owners

   	The following table sets forth, as of the Record Date, certain information with respect to each person who was known to TelVue to be a beneficial owner of more than five percent (5%) of TelVue's Common Stock.

Name and Address             Amount and Nature of              Percent
of Beneficial Owner	     Beneficial Ownership	     of Class (1)

H.F. (Gerry) Lenfest              67,931,746 (2)                 87.0%
1332 Enterprise Drive
West Chester, PA 19380
Chairman of the Board and Director

(1) As of the Record Date, 24,721,583 shares of Common Stock were outstanding.

(2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of April 30, 2001, on the National Equipment Loan made to TelVue or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which TelVue may elect to pay in shares of Preferred Stock.

Security Ownership of Management

    The following table sets forth, as of the Record Date, certain information with respect to the Common Stock beneficially owned by the directors and executive officers of TelVue and by all directors and executive officers as a group. The address of all directors and executive officers is c/o TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ 08054.

Name and Address            Amount and Nature of              Percent
of Beneficial Owner	    Beneficial Ownership	   of Class (1)

H.F. (Gerry) Lenfest              67,931,746 (2)               87.0%
1332 Enterprise Drive
West Chester, PA 19380
Chairman of the Board and Director

Frank J. Carcione                    417,500 (3)                1.7%
Chief Executive Officer, President
and Director

Joseph M. Murphy                     350,000 (4)                1.4%
Executive Vice President Sales and
Operations Division President of
Source Communications Group and
Director

Irene A. DeZwaan                     225,000 (5)                 .9%
Secretary and Treasurer

All Directors and Officers as a   68,924,246 (2) (3) (4) (5)   87.7%
Group (5 Persons)

(1) As of the Record Date, 24,721,583 shares of Common Stock were outstanding.

(2) Includes 23,459,133 shares of Common Stock issuable upon conversion of Preferred Stock owned by Mr. Lenfest. Includes Warrants to acquire up to 29,915,160 additional shares of Common Stock. Does not include accrued but unpaid interest on the subordinated $500,000 Note which may be converted into shares of Preferred Stock. Also does not include accrued interest, as of April 30, 2001, on the National Equipment Loan made to TelVue or accrued dividends on the shares of Preferred Stock owned by Mr. Lenfest, either of which TelVue may elect to pay in shares of Preferred Stock.

(3) Includes 225,000 shares issuable to Frank Carcione upon exercise of stock options held by Mr. Carcione, of which 75,000 shares are currently exercisable.

(4) Includes 190,000 shares issuable to Joseph Murphy upon exercise of stock options held by Mr. Murphy, of which 65,000 shares are currently exercisable.

(5) Includes 100,000 shares issuable to Irene DeZwaan upon exercise of stock options held by Ms. DeZwaan. None of these share are currently exercisable.

                               PROPOSAL 1
                          ELECTION OF DIRECTORS

    Five (5) directors will be elected to hold office subject to the provisions of TelVue's by-laws until the next Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. A plurality of the votes cast is required for the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. The following table sets forth the name, age, position with TelVue and respective director service dates of each person who has been nominated to be a director of TelVue:

                                   Position(s)
Name                    Age        With TelVue             Director Since

H. F. (Gerry)Lenfest    70      Chairman and Director         1989

Frank J. Carcione       60      President, Chief              1990
Executive Officer, and
Director

Joseph M. Murphy        47      Executive Vice                1997
President of Sales
and Operations,
Division President
of Source Communications
Group, and Director

H. Chase Lenfest        37      Director                      1999

Joy Tartar              39      N/A                            N/A

   	The Board of Directors has unanimously recommended the slate of nominees for election as directors at the Annual Meeting. The Board of Directors recommends that the stockholders vote FOR the election of the entire slate of nominees.

Principal Occupation of the Director Nominees

     H. F. Lenfest has been a director of TelVue since 1989. Mr. Lenfest is currently a member of the Lenfest Group, LLC, a privately owned holding company for a group of companies owned by the Lenfest family. Mr. Lenfest has also been the CEO of Starnet, Inc. since January 2000. From 1974 until January 2000, Mr. Lenfest was the President, CEO and a director of Lenfest Communications, Inc. and each of its subsidiaries. Lenfest Communications, Inc. and its subsidiaries were engaged in operating cable television systems, and providing cable advertising and programming.

     Frank J. Carcione has been a director of TelVue since 1990. He became the Executive Vice President in May 1990, and was elected President and Chief Executive Officer in May 1991. From August 1989 to May 1990, he held the position of Vice President (marketing, sales, pay-per-view and franchise relations) with Garden State Cablevision, L.P., a New Jersey cable television operator and an affiliate of The Lenfest Group of companies. From November 1980 until August 1989, he held the same position with New York Times Cable TV, the predecessor to Garden State Cablevision, L.P.

    Joseph M. Murphy has been a director of TelVue since 1997. He is the Executive Vice President of Sales and Operations of TelVue and Division President of Source Communications Group ("Source"). Mr. Murphy was appointed to the position of Division President in March 2001. Mr. Murphy has held the position of Executive Vice President of Sales and Operations since September 1994. Prior to this appointment, Mr. Murphy had been Vice President of Sales since joining TelVue in 1986.

    H. Chase Lenfest has been a director of TelVue since June 1999. Since January 2000, Mr. Chase Lenfest has been the Executive Vice President of The Lenfest Group, LLC and the Principal of Lenfest Enterprises, LLC, a venture capital company. Mr. Chase Lenfest has also been the owner of WWAC-TV, a television station in Atlantic City, NJ since July 2000. From December 1998 until January 2000, Chase Lenfest was the Vice President of Local Sales of Lenfest Advertising, Inc., a subsidiary of Lenfest Communications, Inc. From January 1996 through January 1997, he was the Regional Photo Classified Manager of Lenfest Programming Services, Inc., a subsidiary of Lenfest Communications, Inc. From February 1994 through January 1996, he was employed by TelVue as a Special Projects Manager. From March 1988 until January 1994, he was a stockbroker with Wheat First Butcher & Singer. He is the son of H.F. Lenfest.

    Joy Tartar, CPA, has been the Chief Financial Officer for the Lenfest Group, LLC since January 2000. From January 1996 through December 1999, Ms. Tartar was the Vice President of Finance for Radius Communications, a cable advertising and sales company serving the greater Philadelphia and Harrisburg, PA areas, and a former subsidiary of Lenfest Communications, Inc. From January 1994 through December 1995, Ms. Tartar was the Controller for Starnet, Inc., a national satellite distributor of cable programming and digital video, and a former subsidiary of Lenfest Communications, Inc.

Meetings of the Board of Directors and Committees

     The Board of Directors held three meetings during the year ended December 31, 2000, and acted by unanimous consent on several other occasions during 2000. All directors attended at least 100% of the Board meetings except H. Chase Lenfest who attended 33% of the meetings and Brook Lenfest who attended none of the meetings. TelVue has no nominating or compensation committees. The Audit committee and Stock Option committee consisted of H. Chase Lenfest and Brook J. Lenfest until Brook J. Lenfest resigned from the Board of Directors in 2001. The Board of Directors took
on the functions of the Audit Committee upon his resignation.    No
meetings of either committee were held during 2000. The current directors of TelVue receive no compensation.

Board of Directors Report Regarding Audit Committee Disclosures:

     TelVue Corporation ("TelVue") had an Audit Committee consisting of
H. Chase Lenfest and Brook J. Lenfest until Brook Lenfest resigned from the Board of Directors in 2001. Each of the members of the Audit Committee was "independent" as defined under the National Association of Securities Dealers' listing standards. The Audit Committee did not adopt a charter. Given the resignation of Brook J. Lenfest, the Board of Directors has assumed the functions of the Audit Committee.

     The Board of Directors has reviewed and discussed TelVue's audited financial statements with management. The Board of Directors has discussed the matters required to be discussed by SAS 61 (Communication with Audit Committee) with Pressman Ciocca Smith LLP, TelVue's independent accountants.

     The Board of Directors has received written disclosures from Pressman Ciocca Smith LLP required by Independence Standards Board Standard No. 1 (which relate to the accountant's independence from TelVue) and has discussed with Pressman Ciocca Smith LLP their independence from TelVue. The Board of Directors has considered whether the provision of the foregoing services is compatible with maintaining Pressman Ciocca Smith LLP's independence.

     Based on the review and discussions referenced above, the Board of Directors recommended that TelVue's audited financial statements be included in its Annual Report on Form 10-KSB for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

	Board of Directors:
	H. F. Lenfest
	H. Chase Lenfest
	Frank J. Carcione
	Joseph M. Murphy


Executive Compensation

                               SUMMARY COMPENSATION TABLE


Name &           Year   Annual  Bonus Annual       Other   Restricted Options
Principal                Salary      Commissions   Annual     Stock   SARs(#)
Position                                        Compensation  Awards

Frank J.Carcione 2000  $147,420    -       -    $3,686 (1)    -       -
President and    1999   140,400    -       -     3,510 (1)    -    300,000 (2)
Chief Executive  1998   135,000    -       -     3,375 (1) $9,219(3)  -
Officer

Joseph Murphy    2000  $105,856 $10,000 $18,080 $1,950 (1)    -       -
Executive Vice   1999    97,519    -     45,799  2,438 (1)    -    250,000 (4)
President of     1998    93,767    -     21,448  2,344 (1) $7,357 (5)  -
Sales and
Operations and
Division
President of
Source (6)

(1)   Company funded contributions to TelVue's Simplified Pension Plan (SEP).

(2)	  Includes 300,000 shares of common stock granted to Frank J. Carcione underthe 1999 Stock Option Plan at a purchase price of $.07 per share.

(3)	  Includes 125,000 shares of common stock awarded to Frank J. Carcione at a value of $.07375 per share.

(4)	  Includes 250,000 shares of common stock granted to Joseph Murphy under the 1999 Stock Option Plan at a purchase price of $.07 per share.

(5)	  Includes 100,000 shares of common stock awarded to Joseph Murphy at a value of $.07375 per share.

(6)	  Mr. Murphy was appointed to the position of Division President of
Source in March 2001.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                              NUMBER OF      VALUE OF
                      SHARES                 UNEXERCISED    UNEXERCISED
                    ACQUIRED ON     VALUE      OPTIONS     IN-THE-MONEY
  NAME               EXERCISE     REALIZED  EXERCISABLE/      OPTIONS
                                           UNEXERCISABLE   EXERCISABLE/
                                                          UNEXERCISABLE

Frank J. Carcione     75,000      $39,750      75,000        $1,875
President and Chief                         exercisable
Executive Officer       -            -        150,000        $3,750
                                           unexercisable

Joseph M. Murphy      60,000      $31,800      65,000        $1,625
Executive Vice                               exercisable
President of Sales
and Operations and      -            -        125,000        $3,125
Division President                          unexercisable
of Source (1)

(1)	Mr. Murphy was appointed to the position of Division President of Source in March 2001.

Certain Relationships and Related Transactions

     Since November 2, 1989, TelVue has funded its expansion and operating deficit from the proceeds from the sale of shares of TelVue's Common Stock and Preferred Stock to Mr. H.F. Lenfest, TelVue's majority stockholder ("Mr. Lenfest") and from borrowings from Mr. Lenfest. From November 1989 to February 1996, TelVue borrowed an aggregate of $6,128,712 from Mr. Lenfest. The interest rates on the loans range from a floating rate based on the prime rate of PNC Bank to a fixed rate of 12%. Interest on one of the loans is payable quarterly and, at the option of TelVue may be paid by the delivery of shares of TelVue's Preferred Stock at the rate of one share of Preferred Stock for each one dollar of accrued interest. Accrued interest on this loan was $143,348 as of the Record Date, and there was no outstanding principal. Interest due on this loan prior to 1998, in the amount of $473,682 has been paid with 473,682 shares of Preferred Stock. In addition, during January 1995, Mr. Lenfest purchased from Science Dynamics Corporation TelVue's non-interest bearing note in the amount of $541,000.

      On March 9, 2001, TelVue acquired substantially all of the assets of Source Communications Group a Delaware corporation located in Mullica Hill, NJ for $1.3 million (see Description of Business in the TelVue 2000 Annual Report). The assets, which consisted primarily of material contracts with equipment, software and communication service providers, were purchased for $1,000,000 in cash and $300,000 pursuant to a promissory note. The promissory note has a term of three years. Interest only is payable monthly during year one at the rate of 8% per annum. Beginning in year two, both principal and interest are payable monthly at the rate of 5.06% per annum. TelVue funded a portion of the acquisition by borrowing $650,000 from Mr. Lenfest on March 5, 2001, at an interest rate of prime plus one percent (1%) compounded and due on or about January 1, 2004. The acquisition of Source is part of TelVue's long term business strategy to expand and diversify its operations.

      Effective as of March 31, 2001, TelVue obtained from Mr. Lenfest a written agreement stating he will not demand repayment of his loans or the cash payment of accrued interest on the loans through January 1, 2003. On January 1, 1999, TelVue began to pay current monthly interest payments to Mr. Lenfest from its monthly loan payment, applying the balance to loan principal. From January 1, 2000 through October 31, 2000 TelVue made payments to Mr. Lenfest of $125,000 per month. TelVue reduced the payments to $25,000 per month for November and December 2000 in an effort to conserve cash for the purchase of the Source business, bringing the total payments to $1,300,000 for the year ended December 31, 2000. As of the Record Date, TelVue has made monthly payments of $25,000 and intends to continue to make voluntary monthly repayments to Mr. Lenfest throughout 2001. The monthly payment amount may vary during 2001 depending on the availability of cash. TelVue intends to invest cash in the Source business during 2001 in an effort to grow the business. The aggregate outstanding loan balance due to Mr. Lenfest as the Record Date, is $1,191,000 in loan principal and $2,083,335 in accrued interest.

   	At December 31, 2000, TelVue was indebted to Mr. Lenfest in the principal amount of $541,000 and $2,107,088 of accrued interest. Other related transactions are described in Notes 4, 6, 9 and 12 of the financial statements of TelVue in the 2000 Annual Report.

           STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

   	Stockholders intending to submit proposals to be included in TelVue's next Proxy Statement must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than January 15, 2002. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

   Stockholders intending to present proposals at the next annual meeting of TelVue, and not intending to have such proposals included in TelVue's next Proxy Statement must send their proposal to the Secretary of TelVue at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054 not later than April 1, 2002. If notification of a stockholder proposal is not received by the above date, TelVue may vote, in its discretion, any and all of the proxies received in its solicitation against such proposal.

                     INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Pressman Ciocca Smith LLP served as TelVue's independent certified public accountants for the year ended December 31, 2000 and will serve as TelVue's independent certified public accountants for the year ended December 31, 2001. A representative of Pressman Ciocca Smith LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions of stockholders. For the year ended December 31, 2000, TelVue paid the following amounts to Pressman Ciocca Smith LLP:

Audit Fees:                                     $16,853.00
Financial Information Systems Design and
   Implementation Fees:				                     $     -0-
All Other Fees:					                            $ 9,219.00

     The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining Pressman Ciocca Smith LLP's independence.

                          OTHER INFORMATION

	A COPY OF TELVUE'S ANNUAL REPORT ON FORM 10-KSB FOR 2000 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE BY WRITING TO: PRESIDENT, TELVUE CORPORATION, 16000 HORIZON WAY, SUITE 500, MT. LAUREL, NEW JERSEY 08054.

PROXY				TELVUE CORPORATION				PROXY

	This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Stockholders on June 14, 2001

	The undersigned hereby appoints Frank J. Carcione and Joseph M. Murphy proxy and attorney, with full power of substitution, to vote all the shares of the Common Stock of TelVue Corporation, a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at TelVue Corporation located at 16000 Horizon Way, Suite 500, Mt. Laurel, New Jersey, 08054, on June 14, 2001 at 10:00 o'clock a.m., local time, and any adjournment thereof upon the following matters set forth in the notice of such meeting.

	This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1. By returning this proxy card, the undersigned gives the proxies discretionary authority regarding any other business which may properly come before the Annual Meeting or any adjournment or postponement thereof, and any matter incident to the conduct of the annual meeting.

1.	ELECTION OF DIRECTORS

	H.F. Lenfest, Frank J. Carcione,  Joseph M. Murphy, H. Chase Lenfest,
Joy Tartar

 	FOR all nominees listed above (except as marked to the contrary below.)

 	WITHHOLD AUTHORITY to vote for nominees listed above
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2.	IN THEIR DISCRETION, ON SUCH OTHER MATTERS INCIDENT TO THE SUBJECT
MATTER OF THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF SUCH MEETING.


	PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED ENVELOPE

	Each share of common stock is entitled to 10 votes; provided, however, that persons who have been the beneficial owner of shares of common stock for less than two years or who did not acquire such shares in the course of the spin-off of the Company from Science Dynamics Corporation are entitled to only one vote per share. As provided in the Certificate of Incorporation, the Board of Directors, on written application directed to the Secretary of the Company at any time prior to the special meeting, may waive such holding period requirements and provide that shares held by such stockholder shall have 10 votes per share. Stockholders wishing to have the holding period waived may make written application to the Board of Directors by sending their request at any time prior to the annual meeting to the Secretary of the Company at TelVue Corporation, 16000 Horizon Way, Suite 500, Mt. Laurel, NJ, 08054.

	Please sign your name exactly as it is shown on the left. Corporate Offices, executors, administrators, trustees, guardians and attorneys should give their full title. All joint tenants, tenants in common, and tenants by the entirety should sign.

	Date:_________________________________, 2001
	__________________________________________
	  __________________________________________
	Signature(s) of stockholder(s)